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EXHIBIT 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

31-0841368
(I.R.S. Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

Jack Ellerin
U.S. Bank National Association
1349 West Peachtree Street
Suite 1050
Atlanta, Georgia 30309
(404) 898-8830
(Name, address and telephone number of agent for service)

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of obligor as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)	30084-5336 (Zip Code)

6.10% First Mortgage Bonds, Series 2009 A due 2019
(Title of the indenture securities)

Item 1.    General information.

  Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Washington, D.C.

    Federal Deposit Insurance Company
    Washington, D.C.

    The Board of Governors of the Federal Reserve System
    Washington, D.C.

  (b)
  Whether it is authorized to exercise corporate trust powers.

    Yes.

Item 2.    Affiliations with Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

  None.

Items 3.–15.    Items 3–15 are not applicable because the obligor is not in default under any indenture under which U.S. Bank National Association (the "Trustee") acts as trustee.

Item 16.    List of Exhibits.

  List below all exhibits filed as a part of this statement of eligibility; provided that exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and 17 C.F.R. 229.10(d).

  1.
  A copy of the articles of association of the Trustee as now in effect. (Exhibit 25.1 to Amendment No. 2 to Form S-4, Registration Number 333-128217, filed by Revlon Consumer Products Corp.)

  2.
  A copy of the certificate of authority of the Trustee to commence business, is contained in the articles of association referred to in Paragraph 1 above.

  3.
  A copy of the authorization of the Trustee to exercise corporate trust powers. (Exhibit 25.1 to Form S-3ASR, Registration Number 333-155592, filed by ONEOK, Inc.)

  4.
  A copy of the existing by-laws of the Trustee as now in effect. (Exhibit 25.1 to Form S-4, Registration Number 333-145601, filed by iPCS, Inc.)

  5.
  A copy of each indenture referred to in Item 4, if the obligor is in default.

    Not Applicable.

  6.
  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 2008, attached as Exhibit 7.

2

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia, on the 11th day of May, 2009.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ JACK ELLERIN
Jack Ellerin Vice President

3

Exhibit 6

CONSENT OF TRUSTEE

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 11, 2009

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ JACK ELLERIN Jack Ellerin Vice President

Exhibit 7

REPORT OF CONDITION
(ATTACHED)

U.S. Bank National Association 425 Walnut Street Cincinnati, Ohio FDIC Certificate Number: 6548	FFIEC 031 Consolidated Report of Condition for December 31, 2008

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for December 31, 2008

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet	C400

Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):	RCFD

	a. Non-interest bearing balances and currency and coin	0081	6,858,463	1.a
	b. Interest-bearing balances	0071	1,219,101	1.b
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)	1754	53,156	2.a
	b. Available-for-sale securities (from Schedule RC-B, column D)	1773	37,401,955	2.b
3.	Federal funds sold and securities purchased under agreements to resell:	RCON

	a. Federal funds sold in domestic offices	B987	3,290,350	3.a
		RCFD

	b. Securities purchased under agreements to resell	B989	0	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a. Loans and leases held for sale	5369	3,208,281	4.a
	b. Loans and leases, net of unearned income	B528	180,552,323	4.b
	c. Allowance for loan and lease losses	3123	3,323,564	4.c
	d. Loans and leases, net of unearned income and allowance	B529	177,228,759
5.	Trading assets (from Schedule RC-D)	3545	1,980,567	5
6.	Premises and fixed assets (including capitalized leases)	2145	1,760,596	6
7.	Other real estate owned (from Schedule RC-M)	2150	667,873	7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	2130	113,510	8
9.	Not applicable	2155	N/A	9
10.	Intangible assets:			10
	a. Goodwill	3163	8,558,925	10.a
	b. Other intangible assets (from Schedule RC-M)	0426	3,936,115	10.b
11.	Other assets (from Schedule RC-F)	2160	15,497,940	11
12.	Total assets	2170	261,775,591	12

U.S. Bank National Association 425 Walnut Street Cincinnati, Ohio FDIC Certificate Number: 6548	FFIEC 031 Consolidated Report of Condition for December 31, 2008

Schedule RC—Continued

Dollar Amounts in Thousands
13.	Deposits:	RCON

	a. In domestic offices:	2200	145,018,465	13.a
	(1) Noninterest-bearing	6631	38,061,240	13.a.1
	(2) Interest-bearing	6636	106,957,225	13.a.2
	b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN 2200	26,961,583	13.b
	(1) Noninterest-bearing	6631	0	13.b.1
	(2) Interest-bearing	6636	26,961,583	13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:	RCON

	a. Federal funds purchased in domestic offices	B993	2,369,052	14.a
		RCFD

	b. Securities sold under agreements to repurchase	B995	9,492,889	14.b
15.	Trading liabilities (from Schedule RC-D)	3548	1,919,265	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	3190	39,187,106	16
17.	Not applicable
18.	Not applicable			18
19.	Subordinated notes and debentures	3200	7,329,967	19
20.	Other liabilities (from Schedule RC-G)	2930	6,647,510	20
21.	Total liabilities	2948	238,925,837	21
22.	Minority interest in consolidated subsidiaries	3000	1,664,422	22
23.	Perpetual preferred stock and related surplus	3838	0	23
24.	Common stock	3230	18,200	24
25.	Surplus (exclude all surplus related to preferred stock)	3839	12,597,620	25
26.	Not available
	a. Retained earnings	3632	11,428,058	26.a
	b. Accumulated other comprehensive income	B530	-2,858,546	26.b
27.	Other equity capital components	A130	0	27
28.	Total equity capital	3210	21,185,332	28
29.	Total liabilities, minority interest, and equity capital	3300	261,775,591	29
1.

Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2007

		RCFD 6724	NR	M.1

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  EXHIBIT 25.1
  Item 1. General information.
  Item 2. Affiliations with Obligor.
  Items 3.–15. Items 3–15 are not applicable because the obligor is not in default under any indenture under which U.S. Bank National Association (the "Trustee") acts as trustee.
  Item 16. List of Exhibits.
CONSENT OF TRUSTEE